UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 21, 2006

MFB Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-23374	35-1907258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Edison Lakes Parkway, Suite 300, P.O. Box 528, Mishawaka, Indiana		46546
(Address of Principal Executive Offices)		(Zip Code)

(574) 277-4200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 21, 2006, the Board of Directors elected Jonathan W. Housand Jr. as a new director of MFB Corp., an Indiana corporation (“Registrant”) and of the Registrant’s subsidiary, MFB Financial (“Bank”). Mr. Housand was elected for a term expiring in 2009, and he is expected to serve on the Audit Committee of the Board of Directors of the Registrant and the Loan Committee of the Board of Directors of the Bank. Mr. Housand has nearly 30 years of experience in the banking industry and is the brother-in-law of Michael J. Marien, the Chairman of the Board of the Registrant and the Bank.

The Registrant issued a press release which was publicly disseminated on March 24, 2006 announcing the election of Mr. Housand, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description
99.1	Press Release issued March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 27, 2006	MFB Corp.

	By:	/s/ Terry L. Clark
Terry L. Clark, Vice President & Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued March 24, 2006.